Exhibit 99.1

VIASPACE Increases Patent Portfolio

Tuesday September 13, 9:20 am ET

Ionfinity Subsidiary Issued Broad-Based Patent on Applications of New Ion Source

PASADENA, Calif., Sept. 13 /PRNewswire-FirstCall/ — VIASPACE Inc. (OTC Bulletin Board: VSPC — News), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, announced that its subsidiary company, Ionfinity, has been issued its fourth patent, U.S. Pat. No. 6,940,074 entitled: “Devices incorporating soft ionization membrane” on September 6, 2005. The patent covers a wide variety of next generation devices incorporating Ionfinity’s advanced nanotechnology ionizers including devices utilizing electron streams such as light sources, electron bombardment sensors, thyratrons, vacuum tubes, plasma displays, microwave switches, and applications utilizing ion streams such as ion focused milling, maskless ion implantation, ion beam lithography, and semiconductor mask modification. The announcement was made by Dr. Carl Kukkonen, CEO of VIASPACE.

Ionfinity is developing mass spectrometry technology for industrial process control and homeland security/national defense applications. Ionfinity has a contract with the Navy to develop a portable mass spectrometer to detect industrial chemicals and chemical warfare agents in air and water samples. The company also has a contract from the US Air Force to apply the soft ionization membrane technology to electric propulsion for nano satellites

The soft ionization membrane, invented by Ionfinity cofounder, Frank Hartley, formerly at NASA’s Jet Propulsion Laboratory, is a new technique to produce ions which are then used in a variety of commercial and defense applications. The soft ionization membrane produces ions very efficiently without fragmenting the samples as many other ionization techniques do. This leads to higher sensitivity and allows tabletop laboratory instruments, such as mass spectrometers, to be miniaturized and made portable. In the process of producing ions, electrons are also produced and the current patent also covers applications of these electrons.

Ionfinity has three other patents on its soft ionization membrane technology (U.S. Pat. Nos. 6,828,552, 6,642,526, and 6,610,986) and has an exclusive license from Caltech to U.S. Pat. No. 6,921,906 which relates to the use of an ionization membrane in connection with a rotating field mass spectrometer.

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with unparalleled knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security & public safety, information & computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, contact Investor Relations at (888) 359-9558 or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

VIASPACE Inc.

Dr. Carl Kukkonen, CEO